Exhibit 15.4

Letterhead of Smythe Ratcliffe LLP

February 28, 2013

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

Dear Sirs and Mesdames:

We have read and agree with the statements made by Cardero Resource Corp. in its annual report on Form 20-F for the fiscal year ended October 31, 2012 in response to Item 16F of Form 20-F.

Very truly yours,

/s/ Smythe Ratcliffe LLP

Smythe Ratcliffe LLP
Chartered Accountants